Exhibit 99.1

Greenidge Generation Reports Fourth Quarter and Full Year 2021 Results and Provides First Quarter 2022 Update

Fourth Quarter 2021 Highlights

•	Total revenue increased to $44.3 million, up 617% year-over-year

•	Cryptocurrency datacenter revenue increased to $33.7 million, up 676% year-over-year

•

GAAP net loss was $41.4 million for the fourth quarter, including a $42.3 million noncash goodwill impairment charge related to the Support.com business, as compared to a net loss of $0.8 million in the prior year

•	Adjusted EBITDA of $19.1 million – in line with February 2022 guidance of $18 million to $20 million

•	Adjusted EBITDA margin of 43.2%, compared to 19.2% in the prior year

•	Produced 609 bitcoins in the fourth quarter

•	Mining capacity of approximately 1.4 EH/s from 17,300 miners as of December 31, 2021

•	Adjusted net income of $7.6 million

•	Completed acquisition of Spartanburg, SC site and commenced operations at the facility within one week

•	Cash, short term investments and cryptocurrency holdings of $84.4 million as of December 31, 2021

Full Year 2021 Highlights

•	Total revenue increased to $107.3 million, up 433% year-over-year

•	Cryptocurrency datacenter revenue increased to $87.9 million, up 575% year-over-year

•	GAAP Net Loss of $44.5 million, including the $42.3 million noncash goodwill impairment charge, as compared to a net loss of $3.3 million in the prior year

•	Adjusted EBITDA of $52.9 million – consistent with $52 million estimate provided in March of 2021

•	Adjusted net income of $26.8 million

•	Produced 1,866 bitcoins during 2021

First Quarter 2022 Highlights

•	Mining fleet as of March 31, 2022 consists of approximately 19,400 miners with approximately 1.6 EH/s of capacity

•	17% of hash rate capacity located at Spartanburg, SC less than four months after operations commenced at facility

•	29,600 additional miners contracted for delivery during the balance of 2022 from Bitmain representing approximately 3.1 EH/s of additional capacity

•	Received and deployed approximately 11,800 miners in last twelve months with 97% deployed as scheduled

•	Over $115 million of liquidity as of March 31, 2022 consisting of over $90 million in cash and fair value of crypto holdings and over $25 million in undrawn financing commitments

•	Over $135 million of cash on deposit with Bitmain as of March 31, 2022

###

Fairfield, Conn. – March 31, 2022 – Greenidge Generation Holdings Inc. (NASDAQ: GREE) (“Greenidge”), a vertically integrated cryptocurrency datacenter and power generation company, today announced financial and operating results for the fourth quarter and fiscal year ended December 31, 2021 and provided an update regarding the first quarter of 2022.

“Consistent with the estimates we released in February, Greenidge demonstrated another strong quarter of significant revenue growth and substantial Adjusted EBITDA generation,” said Jeff Kirt, Chief Executive Officer of Greenidge. “During the quarter, in addition to commencing mining operations at our Spartanburg, SC facility within a week of its acquisition, our operations team continued to execute the deployment of our fleet as scheduled. After just four months of operations, our Spartanburg facility houses approximately 17% of our datacenter capacity.”

“Since the end of the year, we have fortified our balance sheet with non-dilutive capital and ended the first quarter with over $115 million in liquidity. This puts us on solid footing to execute the deployment of the remaining fleet of over 29,000 miners we have delivering throughout the balance of 2022 from Bitmain, which will bring our total capacity to approximately 4.7 EH/s. Over the last twelve months, our in-house operations team has deployed almost 12,000 new miners and energized substantially all of the equipment into production within days or even hours of receipt. Despite the well-known challenges in the global air freight market, 97% of the machines were received and deployed as scheduled.”

Fourth Quarter 2021 Financial Results

$ in thousands, except Adjusted EBITDA margin	Q4 2021	Q4 2020	Variance
Total Revenue	$44,284	$6,177	616.9%
Cryptocurrency datacenter revenue	$33,680	$4,343	675.5%
Power and capacity revenue	$2,173	$1,834	18.5%
Adjusted EBITDA	$19,139	$1,186	1,514.3%
Adjusted EBITDA margin	43.2%	19.2%	125.2%

Greenidge’s revenue for the fourth quarter was $44.3 million, up 617% compared to the prior year. Cryptocurrency Datacenter revenue was $33.7 million, up 676% versus the prior year, and Power and Capacity revenue was $2.2 million, up 19% compared to the prior year. The merger with Support.com on September 14, 2021 added approximately $8.4 million to fourth quarter revenue.

Net loss was $41.4 million for the fourth quarter as compared to a net loss of $0.8 million in the prior year. The fourth quarter included a $42.3 million noncash goodwill impairment charge relating to the Support.com business, a $3.6 million remeasurement adjustment associated with an environmental liability, $2.2 million of expansion costs and $1.2 million of merger and public company filing costs. Excluding these items, Adjusted net income was $7.6 million, compared to Adjusted net loss of $0.3 million in the fourth quarter of 2020.

Adjusted EBITDA for the fourth quarter was $19.1 million, or 43.2% of revenue, compared to the prior year fourth quarter of $1.2 million, or 19.2% of revenue. The significant and continuing expansion of cryptocurrency datacenter operations drove the growth in Adjusted EBITDA and Adjusted EBITDA margin.

As of December 31, 2021, Greenidge had cash, short term investments and fair value of cryptocurrency holdings of $84.4 million.

Note, Adjusted net income, adjusted EBITDA and adjusted EBITDA margin are non-GAAP measures. See the tables attached to this press release for a reconciliation from GAAP to non-GAAP measures and Use of Non-GAAP Information below for more details

Cryptocurrency Datacenter Commentary

	Fourth Quarter:		Full Year:
	2021	2020	2021	2020
Bitcoins produced	609	228	1,866	1,146

Greenidge produced 609 bitcoins during the fourth quarter, compared to 228 bitcoins in the fourth quarter of the prior year. For the full year of 2021, Greenidge produced 1,866 bitcoins, which compared to 1,146 bitcoins in 2020.

As of December 31, 2021, Greenidge had approximately 17,300 miners with an aggregate hash rate capacity of approximately 1.4 EH/s and has additional purchase commitments that are expected to bring the company’s total capacity to approximately 49,000 miners and 4.7 EH/s by the end of 2022.

Capital Discussion

During the fourth quarter of 2021, Greenidge successfully closed $72.2 million of public offerings of senior unsecured notes due in 2026, netting proceeds of $66.9 million after commissions, discounts and issuance costs.

During the fourth quarter of 2021, Greenidge also successfully raised $47.4 million in net proceeds through the sale of 2.13 million shares of its class A common stock, pursuant to the previously announced equity purchase agreement. Through March 31, 2022, Greenidge has raised $51.4 million in net proceeds through the sale of 2.55 million shares of its class A common stock pursuant to the equity purchase agreement.

South Carolina Expansion

During the fourth quarter of 2021, Greenidge completed the acquisition of its facility in Spartanburg, SC, including over 750,000 square feet of buildings and 175 acres of land. The transaction closed on December 7, 2021 and Greenidge commenced operations at the site within a week of the acquisition.

First Quarter 2022 Update

Greenidge anticipates having approximately 19,400 miners at its datacenters in New York and South Carolina as of March 31, 2022 with approximately 1.6 EH/s of capacity. Approximately 17% of the hash rate capacity is located at Greenidge’s second facility in Spartanburg, SC. The company has approximately 29,600 additional miners scheduled for delivery from Bitmain throughout the balance of 2022 representing approximately 3.1 EH/s in additional capacity and has over $135 million of cash on deposit with Bitmain associated with the purchase agreements for these miners.

In the twelve months ended March 31, 2022, Greenidge has taken delivery of approximately 11,800 miners, of which 97% arrived as scheduled, with only approximately 370 delayed due primarily to freight vendor performance and a brief Covid-related lockdown in Malaysia during 2021.

Greenidge has liquidity of over $115 million as of March 31, 2022 consisting of over $90 million in cash and fair value of cryptocurrency holdings and over $25 million in undrawn financing commitments.

In late March, at the request of the New York State Department of Environmental Conservation (the “Department”), Greenidge agreed to extend, for a second time, the deadline for the Department to complete its review of the renewal application for the Title V Air Permit at the company’s New York facility. The application was deemed complete by the Department in September 2021 and this second extension is to June 30, 2022. Greenidge continues to operate in New York without interruption during this period and intends to continue to work constructively with the Department to finalize a permit renewal. Greenidge notes that it is not uncommon for renewal applicants to operate for extended periods of time, sometimes years, prior to finalizing a permit renewal, and additional future extensions may be requested.

About Greenidge Generation Holdings Inc.

Greenidge Generation Holdings Inc. (NASDAQ: GREE) is a vertically integrated cryptocurrency datacenter and power generation company. Greenidge is committed to 100% carbon-neutral datacenter operations at all of its locations by utilizing low-carbon sources of energy and offsetting its carbon footprint.

Use of Non-GAAP Information

To provide investors and others with additional information regarding the financial results of Greenidge (the “Company”), the Company has disclosed in this press release certain non-GAAP operating performance measures of Adjusted EBITDA, Adjusted EBITDA margin and Adjusted net income. Adjusted EBITDA is defined as earnings before interest, taxes and depreciation and amortization, which is then adjusted for stock-based compensation and other special items determined by management, including, but not limited to costs associated with the merger with Support.com, costs of becoming a public company (which included the costs of a corporate reorganization from an LLC, public registration of shares and associated costs), business expansion costs, impairment of goodwill and remeasurement of environmental liability. Adjusted EBITDA margin is the percentage of Adjusted EBITDA of revenue. Adjusted net income (loss) is net loss adjusted for the after-tax impacts of special items determined by management, including but not limited to costs associated with the merger with Support.com, costs of becoming a public company (which included the costs of a corporate reorganization from an LLC, public registration of shares and associated costs), business expansion costs, impairment of goodwill and remeasurement of environmental liability. These non-GAAP financial measures are a supplement to and not a substitute for or superior to, the Company’s results presented in accordance with U.S. GAAP. The non-GAAP financial measures presented by the Company may be different from non-GAAP financial measures presented by other companies. Specifically, the Company believes the non-GAAP information provides useful measures to investors regarding the Company’s financial performance by excluding certain costs and expenses that the Company believes are not indicative of its core operating results. The presentation of these non-GAAP financial measures is not meant to be considered in isolation or as a substitute for results or guidance prepared and presented in accordance with U.S. GAAP. A reconciliation of the non-GAAP financial measures to U.S. GAAP results is included herein.

Forward-Looking Statements

This press release includes certain statements that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements for purposes of federal and state securities laws. These forward-looking statements involve uncertainties that could significantly affect Greenidge’s financial or operating results. These forward-looking statements may be identified by terms such as “anticipate,” “believe,” “continue,” “foresee,” “expect,” “intend,” “plan,” “may,” “will,” “would,” “could,” and “should,” and the negative of these terms or other similar expressions. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Forward-looking statements in this press release include, among other things, statements regarding the business plan, business strategy and operations of Greenidge in the future. In addition, all statements that address operating performance and future performance, events or developments that are expected or anticipated to occur in the future, such as statements concerning (i) the delivery of miners currently on order with Bitmain, (ii) the development of facilities in South Carolina, (iii) future mining capacity, (iv) future electrical capacity, (v) the ability to offset carbon emissions, (vi) future liquidity, (vii) the ability to obtain future debt or equity financing and (viii) the Department Title V Air permit renewal process, are forward-looking statements. Forward-looking statements are subject to a number of risks, uncertainties and assumptions. Matters and factors that could cause actual results to differ materially from those expressed or implied in such forward-looking statements include but are not limited to the matters and factors described in Part II, Item 1A. “Risk Factors” of Greenidge’s Quarterly Reports on Form 10-Q, and its other filings with the Securities and Exchange Commission. Consequently, all of the forward-looking statements made in this press release are qualified by the information contained under this caption. No assurance can be given that these are all of the factors that could cause actual results to vary materially from the forward-looking statements in this press release. You should not put undue reliance on forward-looking statements. No assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do occur, the actual results, performance, or achievements of Greenidge could differ materially from the results expressed in, or implied by, any forward-looking statements. All forward-looking statements speak only as of the date of this press release and Greenidge does not assume any duty to update or revise any forward-looking statements included in this press release, whether as a result of new information, the occurrence of future events, uncertainties or otherwise, after the date of this press release.

For further information, please contact:

Investor Relations

investorrelations@greenidge.com

Media Inquiries

media@greenidge.com

GREENIDGE GENERATION HOLDINGS INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

FOR THE THREE MONTHS ENDED DECEMBER 31, 2021 AND DECEMBER 31, 2020

Amounts denoted in 000’s (except per share data)

	Three Months Ended:		Variance
	December 31, 2021	December 31, 2020	Q4 2020
REVENUE:
Cryptocurrency datacenter	$33,680	$4,343	676%
Power and capacity	2,173	1,834	18%
Services and other	8,431	—	N/A

Total revenue	44,284	6,177	617%
OPERATING COSTS AND EXPENSES
Cost of revenue - cryptocurrency datacenter (exclusive of depreciation and amortization)	7,655	1,499	411%
Cost of revenue - power and capacity (exclusive of depreciation and amortization)	2,543	2,420	5%
Cost of revenue - Services and other (exclusive of depreciation and amortization)	4,576	—	N/A
Selling, general and administrative	15,139	1,450	944%
Merger and other costs	1,177	—	N/A
Goodwill impairment charge	42,307	—	N/A
Depreciation and amortization	3,324	1,337	149%

Loss from operations	(32,437)	(529)	6032%
OTHER (EXPENSE) INCOME, NET:
Interest expense	(2,293)	(124)	1749%
Gain on sale of digital assets	116	112	4%
Remeasurement of environmental liability	(3,621)	(230)	1474%
Other income (expense), net	122	(53)	-330%

Total expense, net	(5,676)	(295)	1824%

LOSS BEFORE INCOME TAXES	(38,113)	(824)	4525%
Provision (benefit) for income taxes	3,268	—	N/A

NET LOSS	$(41,381)	$(824)	4922%

Earnings per share:
Basic	$(1.03)
Diluted	$(1.03)
Reconciliation of Net loss to Adjusted EBITDA
Net Loss	$(41,381)	$(824)
Provision (benefit) for income taxes	3,268	—
Interest expense, net	2,293	124
Depreciation and amortization	3,324	1,337

EBITDA	(32,496)	637
Stock-based compensation	2,296	—
Goodwill impairment charge	42,307	—
Merger and other costs	1,177	—
Expansion costs	2,234	318
Remeasurement of environmental liability	3,621	230

Adjusted EBITDA	$19,139	$1,186

Adjusted EBITDA percentage of revenue	43.2%	19.2%
Reconciliation of Net loss to Adjusted Net income (loss):
Net Loss	$(41,381)	$(824)
Goodwill impairment charge	42,307	—
Merger & Public Company filing costs, after tax	2,384	—
Expansion costs, after tax	1,638	318
Remeasurement of environmental liability, after tax	2,654	230

Adjusted Net income (loss):	$7,602	$(275)

GREENIDGE GENERATION HOLDINGS INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020

Amounts denoted in 000’s (except per share data)

	Years Ended December 31,
	2021	2020	Variance
REVENUE:
Cryptocurrency datacenter	$87,897	$13,016	575%
Power and capacity	9,428	7,098	33%
Services and other	9,952	—	N/A

Total revenue	107,277	20,114	433%
OPERATING COSTS AND EXPENSES
Cost of revenue - cryptocurrency datacenter (exclusive of depreciation and amortization)	19,159	4,465	329%
Cost of revenue - power and capacity (exclusive of depreciation and amortization)	9,231	8,135	13%
Cost of revenue - Services and other (exclusive of depreciation and amortization)	5,430	—	N/A
Selling, general and administrative	27,156	5,581	387%
Merger and other costs	32,272	—	N/A
Goodwill impairment charge	42,307	—	N/A
Depreciation and amortization	8,855	4,564	94%

Loss from operations	(37,133)	(2,631)	1311%
OTHER (EXPENSE) INCOME, NET:
Interest expense	(3,692)	(664)	456%
Gain on sale of digital assets	275	123	124%
Remeasurement of environmental liability	(3,688)	(230)	1503%
Other income, net	166	112	48%

Total expense, net	(6,939)	(659)	953%

LOSS BEFORE INCOME TAXES	(44,072)	(3,290)	1240%
Provision for income taxes	408	—	N/A

NET LOSS	$(44,480)	$(3,290)	1252%

Earnings per share:
Basic	$(1.41)
Diluted	$(1.41)
Reconciliation of Net loss to Adjusted EBITDA
Net Loss	$(44,480)	$(3,290)
Provision for income taxes	408	—
Interest expense, net	3,692	664
Depreciation and amortization	8,855	4,564

EBITDA	(31,525)	1,938
Stock-based compensation	3,770	—
Goodwill impairment charge	42,307	—
Merger and other costs	32,272	—
Expansion costs	2,362	882
Remeasurement of environmental liability	3,688	230

Adjusted EBITDA	$52,874	$3,050

Adjusted EBITDA percentage of revenue	49.3%	15.2%
Reconciliation of Net loss to Adjusted Net income (loss):
Net Loss	$(44,480)	$(3,290)
Goodwill impairment charge	42,307	—
Merger & Public Company filing costs, after tax	24,493	—
Expansion costs, after tax	1,731	882
Remeasurement of environmental liability, after tax	2,703	230

Adjusted Net income (loss):	$26,755	$(2,178)

GREENIDGE GENERATION HOLDINGS INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

DECEMBER 31, 2021 AND 2020

Amounts denoted in $000’s

	December 31, 2021	December 31, 2020
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$82,599	$5,052
Short term investments	496	—
Digital assets	476	254
Accounts receivable	5,524	390
Prepaid expenses	9,146	155
Emissions and carbon offset credits	2,361	1,923

Total current assets	100,602	7,774
LONG-TERM ASSETS:
Property and equipment, net	217,091	56,645
Right-of-use assets	1,472	—
Intangible assets	3,537	—
Goodwill	3,062	—
Deferred tax assets	15,058	—
Other long-term assets	445	148

Total assets	$341,267	$64,567

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$5,923	$1,745
Accrued emissions expense	2,634	2,082
Accrued expenses	10,375	946
Accrued interest expense - related party	—	20
Income taxes payable	2,481	—
Long-term debt, current portion	19,577	3,273
Notes payable - related party	—	3,573
Lease obligation, current portion	736	—

Total current liabilities	41,726	11,639
LONG-TERM LIABILITIES:
Deferred tax liability	—	—
Long-term debt, net of current portion and deferred financing fees	75,251	1,364
Lease obligation, net of current portion	193	—
Asset retirement obligations	2,691	2,277
Environmental liability	8,615	4,927
Other long-term liabilities	368	—

Total liabilities	128,844	20,207
STOCKHOLDERS’ EQUITY	212,423	44,360

Total liabilities and stockholders’ equity	$341,267	$64,567